Exhibit 10.2

PREPARED BY:

The Law Firm of Paul A. Sarcona, PC

Paul A. Sarcona, Esq.

                                                        (SPACE ABOVE THIS LINE FOR RECORDING DATA

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE,

made the            day of August, 2022, BETWEEN

Avalon RT9 Properties, LLC, a New Jersey limited liability company with a mailing address of 4400 Route 9, Freehold, New Jersey 07728, hereinafter designated as the MORTGAGOR, and

S&P Principal LLC

having its office and principal place of business at 1460 Shoreline Way, Hollywood, Florida 33019, hereinafter designated as the MORTGAGEE.

WITNESSETH, that to secure the payment of an indebtedness of FOUR MILLION EIGHT HUNDRED THOUSAND & 00/100 – ($4,800,000.00) DOLLARS, lawful money of the United States, to be paid with interest thereon, according to a certain note secured by a mortgage bearing even date herewith, the Mortgagor herein mortgages to the Mortgagee the premises described in the annexed “SCHEDULE A.” Said premises also being known by the street address of 4400 Route 9, Freehold, New Jersey 07728.

TOGETHER with all right, title and interest of the Mortgagor of, in and to the land lying in the bed of the street in front of and adjoining said premises to the center line thereof.

TOGETHER with the appurtenances and all the estate and rights of the Mortgagor in and to said premises and together with all fixtures and articles of personal property, now or hereafter attached to, or used in connection with the premises, including but without limitation thereto, all heating, refrigerating, plumbing, gas or electric fixtures and equipment, ice boxes, stoves, ranges, stokers, awnings, screens, storm sash, window shades, blinds, air conditioning units, and all accessories of the foregoing, all of which are covered by this Mortgage, and all of which the Mortgagor represents he owns, free and clear of any liens and encumbrances.

AND the Mortgagor covenants with the Mortgagee as follows:

OBLIGATION TO PAY

1. (a) Mortgagor shall pay the indebtedness as herein and in said bond(s), note(s) and mortgage(s) or obligation as provided, the terms of which are made part hereof by reference. Mortgagee may apply payments received in any manner it deems proper, but will most likely apply payments first to costs and disbursements allowed under this Mortgage, then to prepayment charges and late charges, then to accumulated interest and finally to principal.

(b) Mortgagor will promptly pay all taxes, water and sewer charges, assessments, insurance premiums, or escrow charges for such taxes, water rates, sewer rates, assessments or insurance premiums, carrying charges and/or similar charges and/or fines affecting the Mortgaged premises, as they become due and if Mortgagor is in default thereof, the Mortgagee may pay the same and add the amount so paid to the unpaid balance of the mortgage debt.

RECEIPT OF PAYMENT

2. Payment due dates and late charge assessments are based upon the payment being received by the date prescribed in the note and/or mortgage at the Mortgagee’s address provided in the Note and/or Mortgage, or such other address as may be specified. Mortgagor may remit payment to Mortgagee in any reasonable manner in accordance with normal industry practices which may include first class mail or overnight carrier. However, Mortgagor assumes all responsibility for delivery of said documents to Mortgagee. Mortgagor expressly agrees that payment is not deemed made until such time as payment is actually received by the Mortgagee. The entity making delivery is expressly deemed an agent of Mortgagor and is not an agent of Mortgagee.

INSURANCE

3. (a) Mortgagor shall keep the improvements and all property described in Schedule “A” insured for the benefit of the Mortgagee against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft vehicles and smoke, and to the extent insurance against war risk is obtainable from the United States of America or agency thereof, against war risks, and if Mortgagee deems necessary, flood coverage. Insurance shall provide for full replacement value of the building where available at commercially reasonable rates, and in no event less than eighty (80) per centum of full insurable value. Mortgagor shall also maintain business interruption insurance, insuring a minimum of one year’s lost rents and profits. If and to the extent required by the Mortgagee, insurance shall be maintained against any other risks. Insurance shall be issued by companies approved by the Mortgagee.

(b) Mortgagee reserves the right, at Mortgagor’s expense, to require Mortgagor to obtain for the benefit of Mortgagee keyman life insurance on the principals of the Mortgagor and in the amounts Mortgagee deems appropriate. Said policy shall name Mortgagee as sole beneficiary and shall provide prior notice to Mortgagee in the event of cancellation or a change in beneficiary.

(c) Mortgagor hereby assigns to the Mortgagee all policies of insurance and shall execute and deliver such further instruments as may be requested by the Mortgagee to confirm such assignment, and shall deliver to the Mortgagee all policies of insurance including policies which insure against any loss or damages to the premises, as collateral and further security for the payment of the money secured by this Agreement, with loss payable to the Mortgagee pursuant to the standard Mortgagor clause to protect the Mortgagee without contribution. All instruments and documents must be satisfactory to the Mortgagee.

(d) If the Mortgagor defaults in obtaining insurance as required or in so executing and delivering such further instruments or in delivering the policies, the Mortgagee may, but is not obligated to effect such insurance from year to year and pay the premiums therefor, and the Mortgagor shall reimburse the Mortgagee upon demand for any premiums so paid, with interest from the date the Mortgagee pays such premiums at the rate of ten (10) per cent per annum prior to default, or, at the option of the Mortgagee, at the Default Rate of interest specified in this Agreement, (hereinafter referred to as the “Default Rate”). All amounts paid for such premium together with all interest thereon shall be secured by this Agreement and Mortgagee may add the amount so paid together with interest to the unpaid balance of the Mortgage debt. In the event Mortgagee procures insurance said insurance shall be for the benefit of Mortgagee only. Mortgagee reserves the right to cancel at any time insurance Mortgagee purchased.

(e) If the Mortgagee by reason of such insurance receives any money for loss or damage, such amount may, at the option of the Mortgagee, be retained and applied by the Mortgagee toward payment of the money secured by this Agreement or be paid over wholly or in part to the Mortgagor for the repair of the improvements or for the erection of improvements in their place, or for any other purpose or object satisfactory to the Mortgagee, but the Mortgagee shall not be obliged to see the proper application of any amount paid over to the Mortgagor.

(f) Not less than ten (10) days prior to the expiration dates of each policy required of the Mortgagor pursuant to this paragraph, the Mortgagor shall deliver to the Mortgagee a renewal policy or policies marked “premiums paid” or accompanied by other evidence of payment satisfactory to the Mortgagee.

DUTY TO MAINTAIN THE PREMISES

5. Mortgagor will maintain the premises and buildings in reasonably good repair and is not permitted by reason of neglect or otherwise to allow said premises or buildings to depreciate in value, fluctuations in general market conditions notwithstanding. Mortgagor will comply with the requirements of any Municipal, State, Federal or other authority within the time requirements of such authority. Mortgagor will correct all building, environmental control board or other agency or public authority violations and secure their removal from record within three months after their occurrence or within such shorter period as prescribed by the respective agency or authority.

REMOVAL OF FIXTURES/DEMOLISHMENT

6. No building, fixtures, or personal property covered by this Mortgage shall be removed or demolished, in the whole or part, without the prior written consent of the Mortgagee.

REAL COVENANTS/SUCCESSORS BOUND

7. The covenants, conditions and agreements contained in this Mortgage shall run with the land and bind the Mortgagor, the heirs, personal representatives, successors and assigns of the Mortgagor and all subsequent owners, encumbrances, tenants and subtenants of the premises, and shall enure to the benefit of the Mortgagee, the personal representatives, successors and assigns of the Mortgagee and all subsequent holders of the Mortgage.

NO LIENS/ENCUMBRANCES/SUBORDINATE FINANCING

8. (a) Mortgagor hereby represents and covenants, as a special inducement to Mortgagee to make the loan secured hereby, that as of the date hereof there are no encumbrances, liens or mortgages on the mortgaged premises, other than those contained in the title report accepted by the Mortgagee contemporaneously with this Mortgage.

(b) Mortgagor covenants that no encumbrances, or liens of any kind, including but not limited to mortgages or assignments of rent, shall be placed on the real or personal property mortgaged/secured herein during the course of the Mortgage. Constructive notice under the recording acts shall not be deemed notice to the Mortgagee of such encumbrance.

SUBORDINATE LIENS

9. In the event any mortgage and/or liens are simultaneously or subsequently executed or created in favor of parties other than the Mortgagee herein, covering all or part of the real property herein, said Mortgage and/or lien shall be subject to and subordinate to the lien of the within Mortgage, the note(s) or bond(s) secured hereby including any extensions, modification or changes of the terms hereof.

ENVIRONMENTAL REPRESENTATION/WARRANTY

10. Mortgagor makes the following environmental representations and warranties:

(a) Mortgagor (or the present owner, if different) is in compliance, in all respects, with all applicable federal, state and local laws, including, without limitation, those relating to toxic and hazardous substances and other environmental matters.

(b) No portion of the premises is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of any hazardous or toxic substances.

(c) Mortgagor agrees that Mortgagee, its agents or representatives may, at any reasonable time and at Mortgagor’s expense, inspect Mortgagor’s books and records and inspect and conduct any tests on the premises, including taking soil samples, to determine whether Mortgagor is in continuing compliance with all environmental laws and regulations.

(d) If any environmental contamination is found on the premises for which any removal or remedial action is required, pursuant to law, ordinance, order, rule, regulation or governmental action, Mortgagor agrees that it will, at its sole cost and expense, take such removal or remedial action promptly and to Mortgagee’s satisfaction.

(e) Mortgagor agrees to defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors from and against any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigations and laboratory fees, court costs and litigation expenses of whatever kind or nature or unknown, contingent or otherwise) arising out of or in any way related to:

i. The past or present disposal, release or threatened release of any hazardous or toxic substances on the premises;

ii. Any personal injury (including wrongful death or property damage, real or personal) arising out of or related to such hazardous or toxic substances;

iii. Any lawsuit brought or threatened, settlement reached or government order given relating to such hazardous or toxic substances; and/or

iv. Any violation of any law, order, regulation, requirement, or demand of any government authority, or any policies or requirements of Mortgagee, which are based on or in any way related to such hazardous or toxic substances.

(f) Mortgagor knows of no on-site or off-site locations where hazardous or toxic substances from the operation of the facility on the premises have been stored, treated, recycled or disposed of.

(g) If Mortgagee incurs any of the costs that Mortgagor agrees to assume under this Mortgage, those costs will be repaid immediately at the highest interest rate permitted by law, and will be secured by this Mortgage.

(h) Mortgagor agrees not to lease the premises to a lessee whose operations may result in contamination of the premises with hazardous or toxic substances.

(i) Mortgagor acknowledges that any action Mortgagee takes under this Mortgage shall be taken to protect Mortgagee’s security interest only; Mortgagee does not hereby intend to be involved in the operations of the Mortgagor.

(j) Mortgagor acknowledges that any determinations Mortgagee makes regarding compliance with environmental laws shall be made for Mortgagee’s benefit only and are not intended to be relied on by any other party.

(k) For purposes of this Mortgage, “hazardous and toxic substances” include, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant thereto. The provisions of Paragraphs A through I hereof, shall be in addition to any other obligations and liabilities Mortgagor may have to Mortgagee at common law, and shall survive the transactions contemplated herein. Mortgagee may, at its option, require Mortgagor to carry adequate insurance to fulfill Mortgagor’s obligations hereunder. Mortgagor’s failure to obtain insurance within thirty (30) days after being requested to do so by Mortgagee, shall constitute an Event of Default hereunder.

RIGHT TO LEASE

11. Nothing herein contained shall limit or restrict the Mortgagor’s right to lease all or any part of the mortgaged premises. All leases must be issued on commercially reasonable terms and in accordance with applicable laws, rules and regulations. The leases must be subordinate to Mortgagee’s first mortgage lien. In the event Mortgagor enters into any leases, lease renewals or lease modifications, Mortgagor will promptly deliver a copy of same to the Mortgagee.

ASSIGNMENT OF RENTS AND LEASES

12. (a) Mortgagor hereby absolutely and unconditionally assigns and transfers to the Mortgagee all rents, leases, issues and profits of the premises as further security for the payment of said indebtedness, and the Mortgagor grants to the Mortgagee the right to enter upon and take possession of the premises for the purpose of collecting the same and to let the premises or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses on account of said indebtedness. This assignment and grant shall continue in effect until this Mortgage is paid.

(b) The Mortgagee hereby waives the right to enter upon and take possession of said premises for the purpose of collecting said rents issues and profits and the Mortgagor shall be entitled to collect and receive said rents, issues and profits until default under any of the covenants, conditions or agreements contained in this Mortgage, and Mortgagor agrees to use such rents, issues and profits in payment of principal and interest becoming due on this Mortgage and in payment of taxes, assessments, water and sewer charges and carrying charges becoming due against said premises, but such right of the Mortgagor may be revoked by the Mortgagee upon any default, on five (5) days written notice. Once such notice has been given and the time period has expired (i) Mortgagee shall be deemed to have retaken possession, (ii) rents received by Mortgagor is deemed to be the property of Mortgagee and held in trust by Mortgagor for benefit of Mortgagee, and (iii) Mortgagor will automatically and immediately forward said rents to Mortgagee.

(c) The Mortgagor will not, without the written consent of the Mortgagee, receive or collect rent from any tenant of said premises or any part thereof for a period of more than one month in advance.

(d) In the event of any default under this Mortgage, Mortgagor will pay monthly in advance to the Mortgagee, or its agent, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupancy of said premises or such part thereof as may be in the possession of the Mortgagor, and upon default in any such payment will vacate and surrender the possession of said premises to the Mortgagee or any receiver, and in default thereof may be evicted by summary proceedings.

(e) In addition, in the event of default, the Mortgagor/Guarantors promise to pay Use and Occupancy at the then Fair Market Value, for any and all space occupied, but in no event shall Use and Occupancy be less than the fair monthly rental amount as determined by an appraisal.

LEASE SECURITY ACCOUNTS

13. In the event the mortgagor maintains a lease security account, the Mortgagee has the right to require the Mortgagor to maintain a lease security account with the Mortgagee under the governing statute of the New Jersey State Banking Law, as the same may be amended.

ABANDONMENT OF PREMISES

14. Mortgagor covenants that it will not abandon the premises. If the mortgaged premises shall be abandoned or vacated by the Mortgagor or any successor in title, the Mortgagee shall be entitled to take possession of same to protect and preserve its security.

MORTGAGEE’S RIGHT TO PROTECT/INSPECT PREMISES

15. (a) In the event of default, Mortgagee may take whatever actions it deems necessary to investigate, safeguard and secure the mortgaged premises, including but not limited to appearing in court, paying reasonable attorney’s fees, taking possession of the premises, conducting appraisals or environmental studies, maintenance or repair of the premises, hiring a security company, fencing in or boarding up the premises, conducting an environmental clean-up, and investigation of the Mortgagor. All such costs incurred shall be deemed to be secured by and added to this Mortgage and collectable out of the Mortgaged premises or from the Mortgagor directly in any manner permitted by law or by this Mortgage, note(s), bond(s), extension agreement and/or consolidation agreement(s). Mortgagor will reimburse Mortgagee immediately upon demand by Mortgagee for all costs incurred.

(b) Without the necessity of a default, Mortgagee, and others authorized by Mortgagee, may enter on and inspect the premises for any reason it deems fit. Inspection must take place in a reasonable manner and during reasonable times. Inspection may include, but is not limited to appraisals or environmental studies.

PROPERTY MANAGEMENT

16. Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee all rights, title and interest in and to any and all Management Agreements currently in effect or created in the future in connection with the above referenced premises. Said Management Agreements are subject and subordinate to this Mortgage. Provided Mortgagor is not in default in any of its obligations to Mortgagee, Mortgagee waives its right to exercise management control over the management Agent. Mortgagee may cancel said Agreements upon fifteen (15) days notice in the event of a default by Mortgagor in any of the terms of its obligations to Mortgagee.

FORFEITURE LAWS

17. (a) Mortgagor represents and warrants to the Mortgagee that neither Mortgagor nor any other person has committed any act or omission, with respect to the mortgaged property, which would afford the federal government or any state or local government, or any agency of the federal, state or local government the right or remedy of forfeiture of all or any part of the mortgaged property, any other collateral under the Mortgage or any property (including but not limited to money paid) delivered to Mortgagee, or any other party, in performance of the obligations under the Mortgage, or any interest in or income, profits or proceeds of any of the property described in this sentence. Mortgagor further represents that Mortgagor has no knowledge of and has not consented to any act or omission referred to in this paragraph.

(b) Mortgagor agrees not to engage in any act or permit any act or omission to exist which would afford the federal government or any state or local government, or any agency of the federal, state or local government, the right or remedy of forfeiture of all or any part of the mortgaged property, any other collateral under the Mortgage, or any property (including but not limited to money paid) delivered to the Mortgagee or any other party, in performance of the obligations under the Mortgage, or any interest in, or income, profits or proceeds of any of the property described in this sentence. Without limiting the generality of the proceeding sentence, the filing of any charges or the commencement of any proceeding against Mortgagor or any guarantor, or against any of the property described in this Section or anyone having any interest in or use or possession of any such property, which would afford the federal government or any state or local government or any agency of the federal, state or local government, the right or remedy to forfeit any of such property, constitutes without notice an Event of Default with no right on the part of Mortgagor to cure such Event of Default.

(c) Mortgagor agrees to defend, indemnify and hold Mortgagee harmless from and against any loss, damage, liability, cost, expenses including reasonable attorneys’ fees, or other injury by reason of, or in any manner resulting from the breach of the agreements or the failure of any representations or warranties set forth in this Mortgage.

(d) The terms of this section should be interpreted in the most comprehensive sense for the benefit of the Mortgagee, without any limitation or restriction against interpretation or enforcement pertaining to other terms of this Mortgage or related Loan Documents.

RENT CONTROL/STABILIZATION

18. If the premises, or any portion of the premises, are Rent Controlled or Rent Stabilized, Mortgagor covenants that it will timely file for the maximum rent increases allowed and will promptly provide Mortgagee with copies of said filings.

(a) calling the unpaid principal balance due and payable in full with interest at the default rate; or

(b) increasing the interest rate set forth in this Agreement by two percent (2%) per annum and adjusting the payment of the principal and interest to reflect the increased interest rate during the period of default.

An election of option (b) does not waive a later election of option (a) for the same or other default in this paragraph. The term of the loan shall not be extended.

TAX CERTIORARI

19. If commercially reasonable, commencing with the next available filing and annually thereafter, the Mortgagor agrees to maintain real estate tax certiorari proceedings to protest the tax imposed on the subject premises and furnish written evidence satisfactory to the Mortgagee that said proceedings are being maintained in a professional manner with the employment of attorneys competent in the discipline of certiorari proceedings.

CONDEMNATION

20. If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Mortgagor hereby assigns to the Mortgagee all right and claim to any such award, the current rent, however, in such case to be apportioned.

ACKNOWLEDGEMENT OF DEBT

21. Mortgagor, within five (5) days upon request in person, or within ten (10) days from the date of mailing upon request by mail, will furnish to Mortgagee a duly acknowledged written statement of the amount due on this Mortgage and whether any offsets or defenses exist against the Mortgage debt. Mortgagor further authorizes Mortgagee to file Financing Statements pursuant to Article 9 of the Uniform Commercial Code to perfect and continue Mortgagee’s security interest in the premises and all collateral associated with the premises.

WARRANTY OF TITLE

22. Mortgagor warrants the title to the Mortgaged premises and will take all appropriate steps and pay all expenses related to defending same and will, upon the request of Mortgagee execute any further assurance of title thereto.

ANNUAL FINANCIAL STATEMENTS/TAX RETURNS

23. Mortgagor shall furnish to Mortgagee the following: (i) Within thirty (30) days after being completed, signed copies of all future annual tax returns for the Mortgagor and guarantors (if the guarantor is an individual, guarantor shall provide individual tax returns and personal financial statements); (ii) Within thirty (30) days after the expiration of each successive period of twelve (12) months from and after the date hereof, or within thirty (30) days after Mortgagee makes a written demand upon the Mortgagor, the then current rent roll and detailed income and expense statement and other financial statements of Mortgagor and all loan guarantors in a format acceptable to Mortgagee; (iii) Within five (5) days after the Mortgagee makes a written demand upon the Mortgagor, a signed copy of all future leases (including renewals), and any other documents pertaining to the mortgaged premises that Mortgagee may request. All financial documents required herein, including, without limitation rent rolls, detailed income and expense statements, federal tax returns and other financial statements shall be duly verified by a certified public accountant, whose address and telephone number must also be set forth thereon. In the event the Mortgagor fails to timely furnish the aforementioned rent roll or income and expense statement, tax returns or other requested financial statements for each written demand therefor made by the Mortgagee following the Mortgagee’s initial written demand, the Mortgagor agrees to pay a $200.00 administration charge. Furthermore, a failure to comply with this paragraph will constitute an event of default which will result in a 2% increase in the interest rate for the loan until the default is cured. Notwithstanding anything hereinabove contained to the contrary, the remedies available to the Mortgagee both in law and in equity shall prevail.

INSOLVENCY/BANKRUPTCY

24. Should Mortgagor become insolvent, or file a petition in bankruptcy, or take advantage of the Bankruptcy Code and/or any other law for the relief of debtors, or make an assignment for the benefit of creditors, or if a receiver is appointed for the property of the Mortgagor, or if an involuntary proceeding under any bankruptcy law or insolvency act shall be instituted against the Mortgagor and any such proceeding and/or appointment shall not be dismissed or vacated within thirty days after such institution or appointment, or if the Mortgagor admits in writing his inability to pay his debts as they become due, or if the Mortgagor becomes insolvent howsoever otherwise evidenced; then at the option of the Mortgagee, the whole of said principal sum and interest under the Note shall become immediately due and payable.

DISABLING RESTRAINT/DUE ON SALE

25. Mortgagor hereby waives, during the term of this Agreement, all rights and power to transfer title to the real property secured by the associated Mortgage(s) and this Agreement and any attempt to so transfer is void and ineffective; and the shareholders, partners, members and/or principals of the Mortgagor and Guarantor, hereby waive all rights and power to transfer their interest in the Mortgagor and Guarantor during the term of the associated Mortgage(s) and this Agreement and any attempt to so transfer is void and ineffective. In addition, any attempt to transfer an ownership interest in the Mortgagor and Guarantor as prohibited below is an Event of Default in the terms of the associated Mortgage(s) and this Agreement. Transfers of any ownership interest in the Premises and/or the borrowing entity shall constitute a prepayment and will be subject to the prepayment penalty.

In addition to the above, or in the event the foregoing is unenforceable for any reason, the entire unpaid principal balance and interest thereon shall be considered due and payable upon:

(a) Change of ownership of the real property as described;

(b) In the event the Mortgagor is a Limited Liability Company, the dissolution, merger, consolidation or reorganization of the company and/or transfer of any interest of a member of the company, including transfers within the company.

(c) In the event the Mortgagor is not an individual or individuals, Mortgagor agrees to remain a Single Asset Entity in accordance with the U.S. Bankruptcy Code during the life of the loan.

DEFAULT/ACCELERATION OF INDEBTEDNESS

26. (a) The whole of said principal sum and interest shall become due at the option of the Mortgagee, which occurrence shall constitute an Event of Default:

i. after default in the payment of any installment of principal, interest or escrow charges for thirty (30) days; or

ii. after default in the payment of any tax, water or sewer charges or assessment for thirty (30) days; or

iii. after default after five (5) days written notice and demand either in assigning or delivering the policies insuring the buildings against loss by fire, flood and business interruption; or

iv. after default after five (5) days written notice and demand in reimbursing the Mortgagee for premiums paid on such insurance as hereinbefore provided; or

v. after noncompliance with or default upon request in furnishing a statement of the amount due on the Mortgage and whether any offsets or defenses exist against the Mortgage debt; or

vi. after default of or failure to comply with any other covenant, condition or agreement set forth in this Agreement or in the bond(s), note(s), mortgage(s), extension agreement(s), consolidation agreement(s) and/or any other agreement(s) or statement(s) signed by the Mortgagor, if Mortgagor fails to cure said default or fails to comply within five (5) days written notice; or

vii. a breach of warranty or representation set forth in this Agreement or in the bond(s), note(s), mortgage(s), extension agreement(s), consolidation agreement(s) and/or any other agreement(s) or statement(s) signed by the Mortgagor, if Mortgagor fails to cure said breach or fails to comply within five (5) days written notice.

(b) In the event of a default the Default Rate of interest (the Default Rate) shall be eighteen percent (18%) per annum or the highest legal interest rate allowed by law commencing from the date of default.

CROSS COLLATERAL/CROSS DEFAULT

27. A default under this Mortgage constitutes a default under every other loan obligation between Mortgagor, Guarantor and Mortgagee, and a default under any other loan obligation between Mortgagor, Guarantor and Mortgagee constitutes a default under this Mortgage.

GUARANTY

28. If this Mortgage is accompanied or secured by a Guaranty, a default in the terms of the Guaranty constitutes a default in the terms of this Mortgage.

NO EVASION OF PREPAYMENT PENALTY

29. Upon any default by Mortgagor and following the acceleration of maturity as provided herein or in the evidence of debt, tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby made at any time prior to consummation of a foreclosure sale, by the Mortgagor, its successor or assigns or by anyone on behalf of the Mortgagor, its successor or assigns shall constitute an evasion of the prepayment terms of the evidence of debt and shall be deemed to be a voluntary prepayment thereunder and any such payment to the extent permitted by law, will, therefore, include the additional payment required under the prepayment privilege, if any, contained in the evidence of debt.

JUDICIAL AND NON-JUDICIAL FORECLOSURE/RECEIVER

30. Upon default, the holder of this Mortgage, at its option, is entitled to commence either a Judicial or a non-judicial foreclosure proceeding. In any action to foreclose the Mortgagee shall be entitled to the appointment of a Receiver without notice and without regard to the adequacy of any security for the debt. Should the Mortgagor be an occupant of the mortgaged premises, and a Receiver is appointed, the Mortgagor will pay rent equal to the fair market rent at the time the Receiver commences their duties. Mortgagor agrees that the Receiver may evict the Mortgagor should the Mortgagor fail to make payments as demanded. In the event of a foreclosure sale the mortgaged property may be sold in one parcel.

COLLECTION COSTS/ATTORNEY’S FEES

31. In the event this Mortgage and the evidence of debt secured hereby are placed in the hands of an attorney for the collection of any sum payable thereunder or under this agreement, the Mortgagor agrees to pay all costs of collection, including reasonable attorney’s fees incurred by the Mortgagee either with or without the institution of an action or proceedings and in addition to all costs, disbursements and allowances provided by law. All such costs so incurred shall be deemed to be secured by and added to this Mortgage and collectible out of the Mortgaged premises or from the Mortgagor directly in any manner permitted by law or by this Mortgage.

JOINT/SEVERAL OBLIGATIONS

32. If more than one party joins in the execution of this instrument, the covenants and agreements hereof shall be their joint and several obligations, and if by other than the masculine sex, the relative words herein shall be read as if written in the plural and/or in such other gender, accordingly as the case may be.

MORTGAGOR’S AUTHORITY TO EXECUTE

33. If the Mortgagor herein is a Corporation, this Mortgage is made and executed pursuant to the resolution of the Board of Directors of the Mortgagor. If the Mortgagor is a Partnership, Limited Partnership or Limited Liability Partnership, this Mortgage is made in accordance with regular business transactions of the partnership or the partners have specifically requested and consented to this Mortgage. If the Mortgagor is a Limited Liability Company, this Mortgage is made with the appropriate consent of its members. The parties signing this Mortgage are duly authorized to do same.

NO WAIVER

34. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of the mortgage to be performed by the Mortgagor.

VERIFICATION OF EMPLOYMENT

35. The Mortgagor and/or its principals specifically acknowledges and agrees that verification or re-verification of any information given to the Mortgagee at the time of application and/or during the mortgage may be made at any time at the Mortgagee’s discretion, including contacting credit reporting agencies.

NOTICES

36. Any notice, demand or request, herein provided for, may be made in writing by the Mortgagee or its agent, and may be served in person or by mail to the addresses provided on the first page of this Mortgage. Notices will be mailed to a different address if the party to receive the notice first gives notice in writing of the new address. If two or more persons sign this Agreement as Borrower, each person agrees that delivery of notices and statements to any person designated below as Borrower will constitute delivery of the notices and statements to each and every person signing below.

RIGHT TO MODIFY TERMS WITHOUT NOTICE TO THIRD PARTIES

37. The terms of this Mortgage may only be changed in writing. It is agreed that with the prior written consent of Mortgagor, Mortgagee has the right to change the repayment terms of this Mortgage including, but not limited to, extending the maturity date or changing the interest rate without further notice.

SATISFACTION

38. Upon satisfaction of this Mortgage, the Mortgagor agrees to pay Mortgagee and/or their counsel reasonable fees in connection with preparation and coordination of said satisfaction.

SINGULAR/PLURAL

39. The word “Mortgagor” shall be construed as if it read “Mortgagors” and the word “Mortgagee” shall be construed as if it read “Mortgagees” whenever the sense of this Mortgage so requires. The words “Mortgagor” and “Mortgagee” also applies to their respective successors or assigns.

INTEGRATION

40. This Mortgage contains the full understanding of the parties in respect to the subject matter hereof and may not be amended, altered, discharged or terminated except by another instrument in writing, signed by the party sought to be charged therewith, or by his, her or its duly authorized agent.

FULL FORCE AND EFFECT

41. In the event any of the provisions contained herein shall be deemed illegal or unenforceable, such provisions shall be null and void. Notwithstanding the foregoing all other terms and conditions shall remain in full force and effect.

PURCHASE MONEY MORTGAGE

42. If Mortgagor is acquiring title simultaneously herewith, this Mortgage is being given to secure part of the purchase price of the above-described premises which are being conveyed to the Mortgagor herein by Deed delivered simultaneously herewith.

OWNER OCCUPANCY

43. In the event of default, the Mortgagor and any of its affiliates or related parties will pay to the Mortgagee, its agent or a court appointed Receiver the then fair market rental for use and occupancy for any portion of the Premises occupied by the mortgagor and any of its affiliates or related parties.

TITLES

44. The titles to paragraphs are for convenience only and do not in any way limit the contents of the paragraphs themselves.

SECURITY AGREEMENT

45. Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage shall also constitute a “security agreement,” as such term is defined in the Code with respect to the Chattels, Intangibles and other Mortgaged Property. Mortgagor further expressly agrees, intending that Mortgagee rely thereon, that this Mortgage, to the extent permitted by law, shall also constitute a “financing statement,” as such term is defined in the Code with respect to the Fixtures. By its execution of this Mortgage, Mortgagor hereby authorizes Mortgagee to file and/or record this Mortgage as a security instrument and fixture filing with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file one or more financing statements, amendments, fixture filings, renewals or continuation statements with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file any other document or instrument as may from time to time be permitted under the Code or which Mortgagee may otherwise deem desirable in connection with the Mortgaged Property or any part thereof. If requested by Mortgagee, Mortgagor agrees to sign all such financing statements, amendments, renewal or continuation statements and other instruments and documents or, at Mortgagee’s option, Mortgagee is hereby authorized by Mortgagor to sign all such financing statements, amendments, renewals continuation statements, documents and instruments in Mortgagor’s name as Mortgagor’s attorney-in- fact.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this mortgage has been duly executed by the Mortgagor the day and year first above written.

Avalon RT9 Properties, LLC

By:
Luisa Ingargiola, Chief Financial Officer of Avalon GloboCare Corp., and Authorized Signatory

STATE OF NEW JERSEY	)
) ss.
COUNTY OF	)

CERTIFY that on August , 2022, Luisa Ingargiola, personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) was the maker of the attached instrument; and,

(b) was authorized to and did execute this instrument as of the entity named in this instrument.

Notary Public
My Commission Expires:

MORTGAGE

Premises: 4400 Route 9, Freehold, NJ 07728

Avalon RT9 Properties, LLC

TO

S&P Principal LLC	Tax Map No.	Block 4
Lot 46.03
	COUNTY:	Monmouth

RECORD AND RETURN TO:

S&P Principal LLC

1460 Shoreline Way

Hollywood, Florida 33019

Schedule A

WESTCOR
LAND TITLE INSURANCE COMPANY

SCHEDULE C
LEGAL DESCRIPTION

Issuing Office File No. FIT-7283

ALL that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Township of Freehold, in the County of Monmouth, State of New Jersey:

BEGINNING at an iron pin found on the westerly line of New Jersey State Highway Route 9 (120.00 foot wide Right of Way), said point being distant 479.61 feet along a course bearing North 07 degrees 50 minutes 23 seconds West from the northeasterly corner of land known and designated as Lot 44, Block 4, lands now or formerly of Pair Yin Wong and from said point of BEGINNING proceeding; thence

1) Northwesterly, along a curve to the left being concave to the southwest, having a radius of 30.00 feet, a central angle of 105 degrees 50 minutes 23 seconds an arc distance of 55.42 feet, a chord bearing of North 45 degrees 04 minutes 49 seconds, a chord distance of 47.87 feet to an iron pin found; thence

2) South 82 degrees 00 minutes 00 seconds West, partly along a northerly line of Lot 46, Block 4 a distance of 104.78 feet to an iron pin found; thence

3) North 08 degrees 00 minutes 00 seconds West, a distance of 50.00 feet to an iron pin found; thence

4) South 82 degrees 00 minutes 00 seconds West, along a northerly line of said Lot 46, a distance of 235.00 feet to an iron pin found; thence

5) North 08 degrees 00 minutes 00 seconds West, 468.00 feet to when pin set; thence

6) North 82 degrees 00 minutes 00 seconds East, along the southerly line of Tax Lot 46.02, lands now or formerly of Jesse Whelan, a distance of 500.00 feet to an iron pin set on the westerly right of way line of New Jersey State Highway Route 9; thence

7) Southwesterly, along said westerly right of way line along a curve to the right being concave to the northwest having a radius of 5669.58 feet a central angle of 05 degrees 25 minutes 50 seconds an arc distance of 537.37 feet, a chord bearing of South 05 degrees 07 minutes 28 seconds West, a chord distance of 537.17 feet, to a point; thence

8) South 07 degrees 50 minutes 23 seconds East, continuing along said westerly right of way line, a distance of 34.35 feet to the point and place of BEGINNING.

BEING known and designated as Lot 46.03 in Block 4 as set forth on a certain Filed Map entitled, "Subdivision, Block 4, Lot 46" situated in the Township of Freehold, County of Monmouth, State of NJ, being Map No.197-24 filed 01-25-1985 in the Monmouth County Clerk's Office.

FOR INFORMATION PURPOSES ONLY: BEING known as Tax Lot 46.03 in Tax Block 4 on the Official Tax Map of the Township of Freehold, Monmouth County, State of NJ.

FOR INFORMATION PURPOSES ONLY: The mailing address is: 4400 Route 9, Freehold, NJ 07728.

This page is only a part of a 2016 ALTA® Commitment for Title Insurance issued by Westcor Land Title Insurance Company. This Commitment is not valid without the Notice; the Commitment to Issue Policy; the Commitment Conditions; Schedule A; Schedule B, Part I—Requirements; Schedule B, Part II—Exceptions; and a counter-signature by the Company or its issuing agent that may be in electronic form.

ALTA Commitment for Title Insurance (8-1-16) NJRB 3-09 (Last Revised 9/01/19)